ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                            JOHNSONFAMILY FUNDS, INC.


     The undersigned officer of JOHNSONFAMILY FUNDS, INC., a corporation duly organized and existing under the Maryland General Corporation Law (the "Corporation"), does hereby certify:

     FIRST: That the name of the Corporation is JOHNSONFAMILY FUNDS, INC.

     SECOND: That the last sentence of Section A of Article IV of the Corporation's Articles of Incorporation is amended in its entirety to read as follows:

     A total of Four Hundred Million (400,000,000) shares of Common Stock shall initially be classified as follows:

     Class                     Fund                                   Shares
     -----                     ----                                   ------
       A       JohnsonFamily Intermediate Fixed Income Fund*       100,000,000
       B       JohnsonFamily Large Cap Value Fund*                 100,000,000
       C       JohnsonFamily Small Cap Value Fund*                 100,000,000
       D       JohnsonFamily International Value Fund*             100,000,000

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*    or such other name designated by the Corporation's Board of Directors.

     THIRD: That the amendments to the Corporation's Articles of Incorporation (the "Amendments") were approved by a majority of the entire Board of Directors of the Corporation.

     FOURTH: That the Amendments are limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     IN WITNESS WHEREOF, the undersigned officer of the Corporation who executed the foregoing Articles of Amendment hereby acknowledges the same to be her act and further acknowledges that, to the best of her knowledge, information and belief, the matters set forth herein are true in all material respects under the penalty for perjury.

     Dated and effective this 23rd day of February, 2001.

                                     JOHNSONFAMILY FUNDS, INC.


                                     By:    /s/ Joan A. Burke
                                         --------------------------------------
                                            Joan A. Burke, President


                                     Attest:   /s/ George A. Balistreri
                                            -----------------------------------
                                               George A. Balistreri, Secretary